Exhibit 10.2

AMENDED AND RESTATED REVOLVING NOTE

$1,500,000.00	March 30, 2010

THIS AMENDED AND RESTATED REVOLVING NOTE IS AN AMENDMENT, RESTATEMENT AND REPLACEMENT, BUT NOT A NOVATION, OF THE UNDERSIGNED’S REVOLVING NOTE DATED JANUARY 31, 2009, IN THE PRINCIPAL AMOUNT OF $2,000,000.00 AND PAYABLE TO THE ORDER OF FIFTH THIRD BANK, AND IS GIVEN PURSUANT TO THAT CERTAIN SECOND AMENDMENT TO CREDIT AGREEMENT DATED OF EVEN DATE HEREWITH. THIS AMENDMENT AND RESTATEMENT IS ONLY A MODIFICATION OF AN EXISTING LOAN AND EXCEPT FOR THE MODIFICATIONS SET FORTH HEREIN, THE ORIGINAL REVOLVING NOTE, AS AMENDED AND RESTATED HEREBY, SHALL BE AND REMAIN IN FULL FORCE AND EFFECT WITH THE CHANGES HEREIN DEEMED TO BE INCORPORATED THEREIN. THIS AMENDMENT AND RESTATEMENT DOES NOT OPERATE AS A PAYMENT, SATISFACTION OR DISCHARGE OF THE LIABILITIES OR OBLIGATIONS EVIDENCED BY THE ORIGINAL REVOLVING NOTE, AS AMENDED AND RESTATED HEREBY. THIS AMENDMENT AND RESTATEMENT SHALL NOT RELEASE OR AFFECT THE LIABILITY OF ANY MAKER, GUARANTOR, SURETY OR ENDORSER OF, OR OTHERWISE AFFECT IN ANY MANNER WHATSOEVER ANY COLLATERAL SECURING THE PAYMENT OF, THE ORIGINAL REVOLVING NOTE, AS AMENDED AND RESTATED HEREBY.

PROMISE TO PAY. On or before July 31, 2010 (the “Termination Date”), the undersigned, DPAC TECHNOLOGIES CORP, a California corporation, and QUATECH, INC., an Ohio corporation, (“Borrowers”), for value received, hereby promise, jointly and severally, to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation, as agent for any affiliate of Fifth Third Bancorp (together with its successors and assigns, the “Bank”), the principal sum of One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00) (the “Borrowing”), plus interest as provided herein, less such amounts as shall have been repaid in accordance with this Note. The outstanding balance of this Note shall appear on a supplemental bank record and is not necessarily the face amount of this Note, which record shall evidence the balance due pursuant to this Note at any time.

Bank, in its reasonable discretion, may make loan advances hereunder to Borrowers on a revolving basis in such amounts as may from time to time be requested by Borrowers, from time to time on and after the date of this Note through and including the Termination Date, in an aggregate principal amount (outstanding at one time) not to exceed the lesser of (i) the Borrowing, or (ii) the Borrowing Base (the “Commitment”). Should the outstanding amount of Loans at any time exceed such maximum amount available for Revolver Advances under this Section 2.1, the Borrowers shall immediately repay such excess amount. The Borrowers may borrow, repay, and reborrow the maximum amount of such credit. The entire principal balance, together with all accrued and unpaid interest and any other charges, advances and fees, if any, outstanding hereunder, shall be due and payable in full on the earlier of the Maturity Date or upon acceleration of this Note.

This Note is the Revolving Credit Promissory Note referred to in, and is entitled to the benefits of, Section 2.1 of the Credit Agreement by and among the Bank and the Borrowers dated January 30, 2008, as amended, as the same may hereafter be amended from time to time (the “Loan Agreement”). This Note may be declared forthwith due and payable in the manner and with the effect provided in the Loan Agreement, which contains provisions for acceleration of the maturity hereof upon the happening of any Event of Default and also for prepayment on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

This Note is being executed and delivered pursuant to the Loan Agreement to amend and restate an existing Revolving Credit Promissory Note in the maximum principal amount of Two Million and No/100 Dollars ($2,000,000.00), executed by the Borrowers and dated January 31, 2009, and the execution and delivery of this note shall not constitute a novation and shall not terminate or otherwise affect the first lien and security interest of the Bank in the Borrowers’ property.

Each defined term used in this Note shall have the meaning ascribed thereto in the Loan Agreement.

Each of the Borrowers expressly waives presentment, demand, protest, and notice of dishonor.

Each of the Borrowers authorizes an attorney-at-law to appear in any court of record in the State of Ohio or any other state or territory in the United States after this Note becomes due, whether by laps of time or acceleration, waive the issuance and service of process, admit the maturity of this Note, confess judgment against the Borrowers in favor of any holder of this Note, for the amount then appearing due hereon together with interest thereon and costs of suit, and thereupon release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain any additional judgment or judgments against each of the Borrowers. Each of the Borrowers agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from the holder.

The Borrowers acknowledge that this Note was signed in Summit County, in the State of Ohio.

“WARNING — BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.”

DPAC TECHNOLOGIES CORP.		QUATECH, INC.

By:	/s/ Steven D. Runkel	By:	/s/ Steven D. Runkel

Its:	Chief Executive Officer	Its:	Chief Executive Officer